PURCHASE AND SALE AGREEMENT

This purchase and sale agreement (this “Agreement”), entered into as of the 1th day of July 2008, is made by and between Lavi Krasney (the“seller”) and A. Malik (the “Buyer”).

Whereas, Seller owns in the aggregate one million, two hundred thousand (1,200,000) shares (the “Shares”) of common stock of 1 Lane Technologies Corp., a Delaware corporation (the “Company”), representing 12.0% of the issued and outstanding share capital of the Company on a fully-diluted basis; there being a total of Ten million (10,000,000) shares issued and outstanding; and

Whereas, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Purchase and Sale; Purchase Price; Closing.

(a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (hereafter defined), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Shares and any and all rights in the Shares to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of Seller’s right, title and interest in and to the Shares to Buyer. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer.

(b)  Purchase Price. The purchase price for the Shares is $36,000 (the “Purchase Price”) and shall be paid by cashier’s check, bank check or wire transfer of immediately available funds or bank or certified check in accordance with the following wire instructions:

Wire Instructions:

Name of Bank:
Bank’s Address:
Account Name:
Account Number:
Wire Routing Number:

SWIFT #:

(c) Closing.

(1)  The Closing of the transactions contemplated under this Agreement (the "Closing") shall take place no later than July 13, 2008. The closing will take at such place as the Seller and Buyer may mutually agree upon.

(2)  The Buyer’s obligation to purchase the Shares and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Buyer in whole or in part):

(a) All of the Seller's representations and warranties in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the time of the Closing as if then made; and

(b) Seller shall have complied with all terms of this Agreement.

(3)  At the Closing:

(a)  Buyer shall pay to Seller the Purchase Price by cashiers’ or bank check or wire transfer of immediately available funds, and

(b)  Sellers shall deliver to Buyer (A) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer, (B) any documentary evidence of the due recordation in the Company’s share register of Buyer’s full and unrestricted title to the Shares, and (C) such other documents as may be required under applicable law or reasonably requested by Purchaser.

2.	Representations of Seller.

As an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated herein, the Seller hereby represents and warrants to the Buyer the following:

(a)  Authority. Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by Buyer, this Agreement, when executed and delivered by Buyer, will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he or she is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or Seller or his or her respective assets or properties.

(b) Capitalization. The Company’s authorized capital stock consists of 200,000,000 shares of common stock, of which 10,000,000 shares are issued and outstanding Seller is the sole record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”), other than any Encumbrance expressly created by applicable federal and state securities laws. Upon the execution and delivery of this Agreement and payment of the purchase price, Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances, other than any Encumbrances expressly created by applicable federal and state securities laws.  There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

(c)  Valid Issuance. All of the 1,200,000 shares of the Company being sold by Seller and bought by Buyer are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities, including without limitation, any agreements or securities (1) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of the Company, (2) restricting the transfer of any shares of capital stock of the Company, or (3) relating to the voting of any shares of capital stock of the Company. There are no issued or outstanding indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company may vote.

(d)  SEC Documents. All reports and other documents filed by the Company with the SEC (the “SEC Documents”) complied, as of their respective dates, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has not received any letters, notices or any notifications from the SEC, FINRA or NASAQ with respect to the Company or any of its officers or directors.

(e)  No Undisclosed Liabilities. The Company has no liabilities or obligations that are not disclosed in the SEC Documents, and as of the Closing shall have no debts, liabilities or obligations, direct or indirect, contingent or otherwise, including without limitation, any tax obligations.

(f) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(g) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or threatened, against the Company or its officers or directors, nor has the Company or the Seller received any written or oral notice of any such action, suit, proceeding or investigation.

(h)  Full Disclosure. No representation or warranty or other statement made by the Company Seller in this Agreement or otherwise in connection with the transactions contemplated herein contains any untrue statement or omits to state a fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

3.	Buyers’ Representations.

As an inducement to Seller to enter into this Agreement and to consummate the transaction contemplated herein, the Buyer hereby represents and warrants to each Seller the following:

(a) Authority. Buyer has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Buyer to enter into, and to perform his respective obligations under, this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Buyer is a party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to either Buyer or his respective assets or properties.

(b) Investment Purpose. Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to the resale or distribution of any part thereof. The Buyer understands that the Shares are restricted securities and can not be offered for sale, sold, transferred or otherwise disposed of without an effective registration statement pursuant to the Securities Act of 1933, as amended, or an applicable exemption therefrom.

(c) Accredited Investor. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has been provided with all materials and information requested by Buyer, including any information requested to verify any information furnished, and the Buyer has been provided the opportunity for direct communication between Seller and its representatives and the Buyer regarding the purchase contemplated by this Agreement, including the opportunity to ask questions and receive answers from Seller.

(d) Exemption from Registration. Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

4.    Indemnification. The Seller shall indemnify and hold harmless the Buyer and his respective employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of such Seller.

5.	Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement, and that each was represented by counsel of its own choosing or had the opportunity to be represented by counsel of its own choosing.

(h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

SELLER: /s/ Lavi Krasney Name: Lavi Krasney Address: Paamoni Street 8, Tel Aviv, Israel BUYER: /s/ A. Malik Name: A. Malik Address: Betzet 1 Hod Hasharon, Israel